Exhibit 4(a)

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[LOGO] SBM CERTIFICATE CO.                                                                                           5101 River Road
                                                                                                                           Suite 101
                                                                                                                  Bethesda, MD 20816
                CERTIFICATE APPLICATION AND DISCLOSURE STATEMENT                                                                  or
                                                                                                                         P.O.Box 307
                                                                                                                   New Ulm, MN 56073

(Please complete one application for EACH certificate amount desired)   Account No. __________
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GENERAL INFORMATION
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Owners of Account: _________________________________________________________    ____________________________________________________
                   Name                                                         Date of Birth                 Social Security #
                   _________________________________________________________    ____________________________________________________
                   Name                                                         Date of Birth                 Social Security #

Mailing Address:   __________________________________________________________   ____________________________________________________
                   Name                                                         Date of Birth                 Social Security #
                   __________________________________________________________   ____________________________________________________
                   Street                                                       Home Phone
                   __________________________________________________________   ____________________________________________________
                                                                                Business Phone
                   __________________________________________________________   ____________________________________________________
                   City             State              Zip                      Email

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ACCOUNT         [_] Individual ownership         [_] Uniform Gifts/Transfer to Minors    [_] Trust (date trust established) ________
REGISTRATION    [_] Joints Tenants with Right        Act in State of_______________          Names of Trustee or other administrator
INFORMATION         of Survivorship              [_] IRA* [_] TRADITIONAL [_] ROTH           _______________________________________
--------------  [_] Tenants in Common            [_] SEP/IRA*                            [_] TOD (transfer on Death) - Beneficiaries
                [_] Corporate ownership          [_] Pension or Profit Sharing Plan*         _______________________________________
                [_] Partnership ownership        [_] Community Property
                                                                                             _______________________________________
                                                                                                  *Additional paper work may be
                                                                                                      required
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CLIENT PROFILE
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Employer: ____________________________________________________________    Employer Address: ________________________________________

Title/Occupation: ____________________________________________________    __________________________________________________________

Spouses Name: __________________________________________________          Spouses Employer _________________________________________

Spouses Date of Birth _______________________ Spouses Social Security # _____________________ No. of Dependents. ___________________

Brokerage Accounts? (current or former) Firm's Names _______________________________________________________________________________

Investment Objectives __________________________________________________________________      Investment Experience:

Mortgage ______________________________ Rent _________________________ Own _____________       Stocks _____________  Years _________

                    -------------------------------------------------------------------------  Bonds/CD ___________  Years _________
(check appropriate
box for all three                                                                              Mutual Funds _______  Years _________
Categories)         $0-       $25,000-  $50,000-  $100,000-  $200,000-  $500,000-  Refuse to
                    $24,999    49,000    99,000    199,000    499,000    or more   Disclose    Options ____________  Years _________
                    -------------------------------------------------------------------------
Annual Income (all                                                                             Commodities ________  Years _________
   Sources) ......
                    -------------------------------------------------------------------------  Other ______________  Years _________
Net Liquid
   Assets ........
                    -------------------------------------------------------------------------
Net Worth
   (excluding
   residence) ....
                    -------------------------------------------------------------------------

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CERTIFICATE INFORMATION
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     I/We would like to purchase a certificate as indicated below:    INITIAL INVESTMENT AMOUNT -   $ _____________________

     Series Type (Circle One)  503  505  507  510                     DISBURSEMENT AMOUNT- $ ______________________________
                                                                                             If Annual or Quartely Interest Paid Out

     Rate: _____________________________________% APR                 BENEFICIARY (if desired)______________ SSN ____________%______

     INTEREST OPTION (Circle one)   Compound  Quarterly  Annually __________________________________________ SSN ____________%______

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     Substitute W-9 Certification                                                                            [_] US CITIZEN/RESIDENT

     Under penalties of perjury, I certify by signing below that:
                                                                                                             [_] NON-RESIDENT ALIEN
     (i)  on this application, I provided you with my correct Taxpayer
          Identification Number; and
                                                                                                             [_] W-8 FORM ATTACHED
     (ii) I am not subject to backup withholding because;

          (a) I have not been notified by the IRS that I am subject to backup withholding due to under reporting of interest or dividends; or

          (b)  the IRS has notified me that I am no longer subject to backup withholding.

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     I/We certify that the information on this page is accurate and complete. I/We agree to all the terms and conditions as stated
     on back of this application.
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     SIGNATURE OF APPLICANT (or Authorized Signatory)       DATE          SIGNATURE OF JOINT APPLICANT (if any)    DATE
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Dealer Information ONLY

Please establish the Account specified by the owner and purchase through SBM Certificate Company, general distributor, at the public offering price, shares which you are authorized to purchase from us for the owner. The owner is authorized to send any future payments directly to you for investment. Confirm each transaction to the owner and to us. We guarantee the genuineness of the owner's signature. We are a duly registered dealer and have a sales agreement with SBM Certificate Company.

________________________________________________________________     _______________________________________________________________
Dealer Name                                                          Representative's Name                       Number

________________________________________________________________     _______________________________________________________________
Address                                                              Address

________________________________________________________________     _______________________________________________________________
City                        State           Zip Code                 City                        State           Zip Code

________________________________________________________________
Authorized Signature of Broker/Dealer       Date                     Representative's Phone Number (__________) ____________________
                                                                                                                Cat # 001594 (08/97)
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CERTIFICATE TERMS AND CONDITIONS If your application is accepted, the following terms and conditions will govern the face-amount certificate ("Certificate") that is issued for you.

1.   DEFINITIONS

     The terms "you" and "your" refer to the owner of the Certificate; the terms "we," "us", our" and the "Company" refer to SBM
     Certificate Company.

2.   FACE-AMOUNT

     The face-amount of your Certificate is the amount of your principal investment at the Effective Date, less any principal withdrawals and charges assessed against such withdrawals.

3.   EFFECTIVE DATE

     We will credit your initial principal investment and issue your Certificate on the date we accept your application.

4.   ADDITIONAL PRINCIPAL INVESTMENTS

     We do not accept additional principal investments under your Certificate.

5.   MATURITY DATE

     Series 503, Series 505, Series 507 and Series 510 Certificates mature 30, 30, 28 and 30 years after their respective Effective
     Dates. On the Maturity Date, we will pay you the account value ("Account Value") of your Certificate. At any time, your Account
     Value equals your principal investment, plus all accrued interest, less any withdrawals previously assessed.

6.   GUARANTEE PERIODS

     The Guarantee Periods for a Series 503, Series 505, Series 507, and Series 510 Certificates are three, five, seven and ten years, respectively. The interest rate on a Certificate is locked in for the Guarantee Period. You can surrender your
     Certificate at the end of its Guarantee Period and incur no charges .

7.   INTEREST

     We will credit interest monthly on the amount of interest that accrues on your Account Value. Accrued interest will compound annually based on a 30-day month and a 360-day year. The minimum interest rate ("Minimum Interest Rate") that we will credit to your Certificate is 2.5% per year. The interest rate applicable to your Certificate will vary from Guarantee Period to
     Guarantee Period. The applicable interest rate for your initial Guarantee Period will be the rate in effect on the date we accept your application and receive your principal investment at our offices. For any subsequent principal investments made, we will apply the interest rate in effect for the current Guarantee Period in which you are invested. You will begin earning interest on the Effective Date of your Certificate. We will establish the interest rates applicable to your Certificate from time to time at our sole discretion, provided, however, that the interest rate for each Guarantee Period will never be less than the minimum interest rate of 2.5%.

8.   WITHDRAWALS AND SURRENDER

     You may withdraw all or a portion of your original investment at any time. The Company assesses a withdrawal charge if you withdraw some or all of your account value prior to the end of your Certificate's Guarantee Period. A withdrawal charge will be assessed and charged to your remaining account value or, in the case of a complete surrender, the amount withdrawn, according to the following schedule:

     SALES CHARGE APPLIED TO AMOUNT WITHDRAWN
          YEAR OF GUARANTEE PERIOD ..............    1    2    3    4    5    6    7    8    9   10
                                                    --   --   --   --   --   --   --   --   --   --
                                 Series 503          6%   6%   5%
                                 Series 505          8%   8%   7%   6%   5%
                                 Series 507          9%   9%   9%   8%   7%  6%   5%
                                 Series 510         10%  10%  10%  10%  10%  9%   8%   7%   6%   5%

          The minimum amount you may withdraw is $1,000. The minimum amount remaining must be at least $1,000. You may choose to have interest compounded or paid annually, and you must maintain at least $5,000 in your account if you chose to have interest paid quarterly. If the amount remaining are less than these minimums, you will receive your entire account value, less the withdrawal charge.

9.   SURRENDER VALUE

     Upon surrender of your Certificate prior to its maturity, we will pay you your Certificate's surrender value ("Surrender
     Value"), which, at any time, equals your Account Value immediately prior to surrender, less any withdrawal charges assessable at the time of surrender. In no event will your Surrender Value be less than the minimum amount prescribed by Section 28 of the
     Investment Company Act of 1940, as amended (the "Act").

10.  LOANS

     You may borrow up to 50% of your Account Value for a term of up to 5 years or the Maturity Date of your Certificate, whichever is earlier. Loans are subject to an annual interest charge of up to 6% of the amount withdrawn, but are not subject to the withdrawal charge. You will not earn interest on the amount borrowed. We will treat a loan that you do not repay as a permanent withdrawal. We will assess the penalty for early withdrawal that would have applied at the time of withdrawal.

11.  DEFERRED PAYMENT

     We may, at our option, defer any payment to you for a period of not more than 30 days and, in that event, interest shall accrue on any payment or payments due to you for the period of such deferment at the Minimum Interest Rate.

12.  MAINTENANCE OF RESERVES

     Your Certificate is not secured by any particular asset of the Company. However, to support our obligations under your
     Certificate and all other Certificates that we issue, we maintain reserves in the amount and in assets of the type prescribed by the Act. For purposes of computing the reserves under your Certificate, the minimum maturity amount of your Certificate equals the face-amount of your Certificate, and no interest is payable or deemed payable until actually earned and credited.

13.  EXCHANGING CERTIFICATES

     You may not exchange your Certificate for any other Certificate.

14.  TRANSFERRING OWNERSHIP

     To transfer ownership of your Certificate, you must submit a completed transfer request form to us.

15.  MISCELLANEOUS

     Your Certificate carries no voting rights and is not entitled to participate in any dividends that the Board of Directors may declare. The minimum and maximum amounts applicable to your principal investment(s) and withdrawals appear on your Certificate application. The minimum maturity or face-amount of your Certificate, your Account Value, your Surrender Value and other relevant data will appear on the periodic account statements that we will send to you. These account statements are incorporated herein to the extent necessary to comply with applicable law.

16.  RECEIPT OF PROSPECTUS; SUITABILITY

     I have received, read, and agree to the terms of the current prospectus for each Certificate for which I am applying. I have the authority and legal capacity to purchase the Certificate(s), I am of legal age in my state, and believe each investment is suitable for me.

17.  CANCELING MY ORDER

     I understand that I may cancel, without penalty, my investment in a Certificate within 10 days after the date of purchase. I understand that I will not earn any interest on any canceled Certificate.

     I also understand that it is the Company's policy to return my cancelled investment within 30 days of my cancellation request.

18.  ACCEPTANCE OF APPLICATION

     I understand that acceptance of my application is at the sole discretion of SBM Certificate Company .

19.  TELEPHONE INSTRUCTIONS

     I do ____ do not _______ authorize SBM Certificate Company, its affiliates and agents to act on any telephone instructions believed to be genuine. I understand that SBM Certificate Company will employ reasonable procedures to confirm that instructions communicated by telephone are genuine, and agree that if it does, neither it nor its affiliates and agents shall be liable for any claims, losses, or expenses (including legal fees) for acting on any instructions believed genuine. I acknowledge that all telephone instructions given pursuant to this authorization are subject to the conditions set forth in the prospectus for each Certificate.

20.  FEES AND PENALTIES

     I understand that a withdrawal charge may apply for the Certificate that I purchase under the circumstances described in the prospectus.

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